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Exhibit 10.9

H O W A R D,  M E R R E L L  &  P A R T N E R S


March 7, 2003

Michael J Ganey
Senior Partner
Business Group Director


Mr. Donald F. Evans, CEO Cyberlux Corporation 50 Orange Road
P.O. Box 2010 Pinehurst, NC 28374-2010

Dear Don:

Based on our recent conversations, it seems Cyberlux is now well on its way to having financing, design, manufacturing, intellectual property, and other resources in place. We are enthusiastic about contributing to your success, and thought this letter of understanding might be helpful in laying out the broad strokes of the working arrangement between Howard, Merrell & Partners and Cyberlux in its quest for fame and fortune. It is also important that we formalize our agreement before committing additional time and resource.

The term of the engagement is one year starting March 15, 2003, expiring March 14, 2004. Thereafter, either firm may terminate the arrangement with 90 days written notice.

HM&P will provide consumer research, advertising and other marketing support for Cyberlux.
o We will be the sole agency of record; Cyberlux will not hire another firm to perform marketing or advertising support without first consulting HM&P.
o We will not accept an assignment from any competitor without first consulting Cyberlux.

HM&P will provide adequate staffing to support development and execution of short-term marketing plans. In order to assure the most efficient use of this resource, Cyberlux will make available in a timely fashion the financial, marketing, competitive or other information necessary to complete assignments.





                                                        AN INTERPUBLIC COMPANY


                                                           8521 SIX FORKS ROAD
                                                             RALEIGH, NC 27615
                                                       9 1 9 . 8 4 4 . 2 7 2 0
                                                       mganey@merrellgroup.com


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We will develop a creative strategy document, the Creative Brief, which will be the standard by which all tactical executions are evaluated.

     o We expect that any Cyberlux executives who may approve creative executions must read and approve this document. A sample Creative Brief is attached.
     o Further, experience has shown it valuable that these executives attend any research sessions and briefings.

HM&P will not begin any project without a signed estimate, or confirming e-mail.

     o    Any information entrusted to us will remain confidential.
     o    You will do the same with proprietary HM&P information.

Timely payment of invoices is essential.

     o Payment must be received within the 30 days terms shown on all invoices.
     o In the case of media payments for print (e.g., magazines and newspapers) or broadcast (e.g., radio or television) payment will be due before HM&P becomes contractually liable for the space or time commitment.

Based on the scope of work we've jointly identified, Cyberlux will be invoiced $75,000 per month for the first 3 months, and $50,000 per month thereafter.

     o    Out of pocket costs are billed net.
     o We will retain commissions on negotiated rates to cover media strategy, planning and buying.
     o Based on our understanding of the assignment, we have done our best to estimate the cost of properly addressing Cyberlux's marketing needs. In the event the scope or assignment expands, we will meet with you to review an appropriate adjustment of resources.

Aleta, Ron and I are excited about the opportunity to work with you in making Cyberlux the success you intend. If this meets your approval, please sign and return one original. Let's officially get started.



/s/ Michael J. Ganey                                 /s/ Donald F. Evans
--------------------                                 -------------------
Michael J. Ganey                                     Donald F. Evans
Senior Partner                                       Chief Executive Officer
Howard, Merrell & Partners, Inc.                     Cyberlux, Inc.


Date  3/9/03                                         Date  3/9/03

* SEE ADDENDUM OF EVEN DATE


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                                    ADDENDUM
                                       To
                            Howard Merrell & Partners
                     Cyberlux Corporation Engagement Letter
                                  March 7, 2003

                                      Notes

1. "Other marketing support" to extend to a focused public relation campaign relative to leadership in "diodal illumination" by Cyberlux and provisions of appropriate links to www.cyberlux.com.

2. HM&P staffing to include technically knowledgeable spokespersons who will interact with media and/or others on behalf of Cyberlux.

3. "Sample Creative Brief" is not yet in evidence, but will be reviewed when available as an example of creative direction.

4. Timely payment of invoices is agreed consistent with access to the Equity Line provided by the Agreement with Cornell Capital Partners. Cyberlux will provide HM&P a copy of the Cornell Agreement which stipulates the terms, conditions and times of access to the Equity Line.

     The foregoing notes are added by attachment to the Engagement Letter as evidenced by the signatures of the parties thereto:



/s/ Michael J. Ganey                                 /s/ Donald F. Evans
--------------------                                 -------------------
Michael J. Ganey                                     Donald F. Evans
Senior Partner                                       Chief Executive Officer
Howard, Merrell & Partners, Inc.                     Cyberlux, Inc.


Date  3/9/03                                         Date  3/9/03




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